Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-237550 and 333-240269) and Form S-8 (No. 333-237551) of Otis Worldwide Corporation of our report dated February 3, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 3, 2023